Exhibit 10.1

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (this “Third Amendment”) is made as of August 2, 2018, by and between ARE-SD REGION NO. 20, LLC, a Delaware limited liability company (“Landlord”), and MIRATI THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are now parties to that certain Lease Agreement dated as of June 24, 2014, as amended by that certain First Amendment to Lease dated March 23, 2017, and that certain Second Amendment to Lease dated April 5, 2018 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises consisting of approximately 17,919 rentable square feet (the “Existing Premises”) in that certain building located at 9393 Towne Centre Drive, San Diego, California. The Existing Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, expand the size of the Existing Premises by adding that portion of the Building known as Suite 110 containing approximately 6,114 rentable square feet, as shown on Exhibit A attached to this Third Amendment (the “Expansion Premises”).

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.

Expansion Premises. In addition to the Existing Premises, commencing on the Expansion Premises Commencement Date (as defined below), Landlord leases to Tenant, and Tenant leases from Landlord, the Expansion Premises.

2.

Delivery. The “Expansion Premises Commencement Date” shall be August 2, 2018. On or before the Expansion Premises Commencement Date, Landlord shall, at Landlord’s sole cost, install a lock on the door between the Expansion Premises and Suite 100.

Upon the request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Expansion Premises Commencement Date in substantially the form of the “Acknowledgement of Commencement Date” attached to the Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.

Except as set forth in the this Third Amendment, if applicable: (i) Tenant shall accept the Expansion Premises in their condition as of the Expansion Premises Commencement Date; (ii) Landlord shall have no obligation for any defects in the Expansion Premises; and (iii) Tenant’s taking possession of the Expansion Premises shall be conclusive evidence that Tenant accepts the Expansion Premises and that the Expansion Premises were in good condition at the time possession was taken.

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Expansion Premises, and/or the suitability of the Expansion Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Expansion Premises are suitable for the Permitted Use.

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3.

Premises and Rentable Area of Premises. Commencing on the Expansion Premises Commencement Date, the defined term “Premises” on page 1 of the Lease shall be deleted in its entirety and replaced with the following:

“Premises: That portion of the first and second floor of the Building consisting of approximately 24,033 rentable square feet, commonly known as (i) Suite 200 containing approximately 8,318 rentable square feet of office space (“Suite 200”), (ii) Suite 210 containing approximately 2,564 rentable square feet of office space (“Suite 210”), (iii) Suite 220 containing approximately 1,646 rentable square feet of laboratory space (“Suite 220”), (iv) Suite 240 containing approximately 2,295 rentable square feet of laboratory space (“Suite 240”), (v) Suite 250 containing approximately 3,096 rentable square feet of office space (“Suite 250”), and (v) Suite 110 containing approximately 6,114 rentable square feet of office and laboratory space (“Suite 110”), as shown on Exhibit A. Suite 200, Suite 210 and Suite 250 may be collectively referred to herein as the “Office Premises”.

As of the Expansion Premises Commencement Date, Exhibit A to the Lease shall be amended to include the Expansion Premises as shown on Exhibit A attached to this Third Amendment.

4.	Base Rent.

a. Existing Premises. Tenant shall continue to pay Base Rent with respect to the Existing Premises as provided for under the Lease through January 31, 2020.

b. Expansion Premises. Commencing on the Expansion Premises Commencement Date Tenant shall pay Base Rent with respect to the Expansion Premises in the amount of $4,000 per month through January 31, 2020.

5.

Base Term. The Base Term with respect to the entire Premises shall continue to expire on January 31, 2020. Notwithstanding anything to the contrary contained in the Lease, Tenant shall have no right to extend the term of the Lease beyond January 31, 2020.

6.

Tenant’s Share. Commencing on the Expansion Premises Commencement Date, the defined term “Tenant’s Share of Operating Expenses of Building” on page 1 of the Lease shall be deleted in its entirety and replaced with the following:

“Tenant’s Share of Operating Expenses of Building: 57.52%”

In addition, commencing on the Expansion Premises Commencement Date, Tenant shall be required to pay the Amenities Fee with respect to the Expansion Premises.

In addition, commencing on the Expansion Premises Commencement Date, the number of parking spaces that Tenant has a right to use pursuant to Section 10 of the Lease shall be increased in accordance with the rentable square feet of the Expansion Premises.

7.	Alternative Premises. Section 40 of the Lease shall be deleted in its entirety and replaced with the following:

“40. Alternative Premises. If at any time during the Base Term Tenant or any affiliate of Tenant (including, without limitation, any entity controlling, controlled by or under common

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control with Tenant) desires to lease any laboratory premises in the San Diego metropolitan area, Tenant shall notify Landlord in writing and Landlord shall have the opportunity, if it so elects and without any obligation to do so, to offer one or more alternative premises for lease to Tenant which reasonably satisfies the premises being sought by Tenant (“New Premises”). Such New Premises shall be offered, if at all, to Tenant or Tenant’s affiliate, if applicable, at market terms and may be located at the Project or, if Landlord so elects, at another property in the San Diego area owned or controlled by an entity controlled by, under common control with, or controlling Landlord including, without limitation, any of the constituent members of Landlord or Alexandria Real Estate Equities, Inc. (any such entity, an “Affiliate”). Alternatively, Landlord and/or any Affiliate, as the case may be, shall have the right, if it so elects and without any obligation to do so, to acquire a new project or redevelop any existing project it then owns to provide the Alternative Premises. Other than Tenant’s obligation to notify Landlord that Tenant desires to lease laboratory premises in San Diego County, (a) neither Tenant (nor any affiliate of Tenant) shall be under any obligation to enter into a lease with Landlord or any Affiliate and (b) Tenant (and each affiliate of Tenant) may at its election, in its sole and absolute discretion, enter into a lease with any other party as Tenant may so determine.

8.

Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Third Amendment and that no Broker brought about this transaction, other than Cushman & Wakefield, whose commission shall be paid by Landlord pursuant to a separate agreement. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker, other than Cushman & Wakefield, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Third Amendment.

9.

OFAC. Tenant is (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

10.

California Accessibility Disclosure. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project has not undergone inspection by a Certified Access Specialist (CASp). In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of and in connection with such notice: (i) Tenant, having read

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such notice and understanding Tenant’s right to request and obtain a CASp inspection, hereby elects not to obtain such CASp inspection and forever waives its rights to obtain a CASp inspection with respect to the Premises, Building and/or Project to the extent permitted by Legal Requirements; and (ii) if the waiver set forth in clause (i) hereinabove is not enforceable pursuant to Legal Requirements, then Landlord and Tenant hereby agree as follows (which constitutes the mutual agreement of the parties as to the matters described in the last sentence of the foregoing notice): (A) Tenant shall have the one-time right to request for and obtain a CASp inspection, which request must be made, if at all, in a written notice delivered by Tenant to Landlord; (B) any CASp inspection timely requested by Tenant shall be conducted (1) at a time mutually agreed to by Landlord and Tenant, (2) in a professional manner by a CASp designated by Landlord and without any testing that would damage the Premises, Building or Project in any way, and (3) at Tenant’s sole cost and expense, including, without limitation, Tenant’s payment of the fee for such CASp inspection, the fee for any reports prepared by the CASp in connection with such CASp inspection (collectively, the “CASp Reports”) and all other costs and expenses in connection therewith; (C) the CASp Reports shall be delivered by the CASp simultaneously to Landlord and Tenant; (D) Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications and/or repairs to or within the Premises to correct violations of construction-related accessibility standards including, without limitation, any violations disclosed by such CASp inspection; and (E) if such CASp inspection identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the Building and Project located outside the Premises that are Landlord’s obligation to repair as set forth in the Lease, then Landlord shall perform such improvements, alterations, modifications and/or repairs as and to the extent required by Legal Requirements to correct such violations, and Tenant shall reimburse Landlord for the cost of such improvements, alterations, modifications and/or repairs within 10 business days after Tenant’s receipt of an invoice therefor from Landlord.

11.	Miscellaneous.

a. This Third Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Third Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b. This Third Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

c. This Third Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Third Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

d. Except as amended and/or modified by this Third Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Third Amendment. In the event of any conflict between the provisions of this

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Third Amendment and the provisions of the Lease, the provisions of this Third Amendment shall prevail. Whether or not specifically amended by this Third Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first above written.

TENANT:

MIRATI THERAPUETICS, INC., a Delaware corporation

By:	/s/ Jamie A. Donadio

Its:	Chief Financial Officer

LANDLORD:

ARE-SD REGION NO. 20, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership

By:	ARE-QRS CORP., a Maryland corporation, general partner

By:	/s/ Gary Dean
Senior Vice President
RE Legal Affairs

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EXHIBIT A

Expansion Premises

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RIGHTS RESERVED. Confidential and Proprietary – Do Not

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